CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights", "Independent Auditors" and "Financial Statements" and to the incorporation by reference of our report on AMT Capital Fund, Inc. - HLM International Equity Portfolio dated December 6, 1996 in this Registration Statement (Form N-1A No. 333-09341) of Harding, Loevner Funds,
Inc.






                                          ERNST & YOUNG LLP

New York, New York
April 11, 1997